Exhibit 24.1

POWER OF ATTORNEY

Know all persons by these presents, that I, the undersigned, a director of The St. Paul Travelers Companies, Inc., a Minnesota corporation (the “Company”), do hereby make, nominate and appoint Bridget M. Healy, Bruce A. Backberg, and Kenneth F. Spence III, or any of them, to be my attorney-in-fact, with full power and authority to sign on my behalf a Form 10-K for the year ended December 31, 2006, to be filed by the Company with the Securities and Exchange Commission, and any amendments thereto, which shall have the same force and effect as though I had manually signed the Form 10-K or any amendments thereto.

Date
By	/s/ JOHN H. DASBURG	February 7, 2007
John H. Dasburg

By	/s/ LESLIE B. DISHAROON	February 7, 2007
Leslie B. Disharoon

By	/s/ JANET M. DOLAN	February 7, 2007
Janet M. Dolan

By	/s/ KENNETH M. DUBERSTEIN	February 7, 2007
Kenneth M. Duberstein

By	/s/ LAWRENCE G. GRAEV	February 7, 2007
Lawrence G. Graev

By	/s/ THOMAS R. HODGSON	February 7, 2007
Thomas R. Hodgson

By	/s/ ROBERT I. LIPP	February 7, 2007
Robert I. Lipp

By	/s/ BLYTHE J. MCGARVIE	February 7, 2007
Blythe J. McGarvie

By	/s/ GLEN D. NELSON	February 7, 2007
Glen D. Nelson M.D.

By	/s/ LAURIE J. THOMSEN	February 7, 2007
Laurie J. Thomsen